EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 2, 2020, relating to the consolidated financial statements, the effectiveness of Independence Contract Drilling Inc.’s internal control over financial reporting, and schedules of Independence Contract Drilling Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Houston, Texas
March 18, 2020